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EXHIBIT 23 - CONSENT OF KPMG LLP


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Alternative Resources Corporation:


We consent to incorporation by reference in the registration statements (Nos. 33-88918, 33-85078 and 333-12693) on Form S-8 of Alternative Resources Corporation of our reports dated February 8, 1999, relating to the consolidated balance sheets of Alternative Resources Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report is incorporated by reference in the December 31, 1998 annual report on Form 10-K of Alternative Resources Corporation.

We also consent to the use of our report on the related consolidated financial statement schedule dated February 8, 1999 included herein.


                                            /s/ KPMG LLP



Chicago, Illinois
March 31, 1999